UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2005

Fulton Bancshares Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	33-85626	25-1598464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Lincoln Way East, McConnellsburg, Pennsylvania	17233
(Address of principal executive offices)	(Zip Code)

(717) 485-3144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FULTON BANCSHARES CORPORATION

CURRENT REPORT ON FORM 8-K

ITEM 8.01 OTHER EVENTS.

On May 9, 2005 the Board of Directors of Fulton Bancshares Corporation (“Corporation”) signed a Memorandum of Understanding dated May 9, 2005 issued by Federal Reserve Bank (“Reserve Bank”) (“MOU”).  Management previously disclosed several of the issues identified in the MOU as reported in the Corporation’s previously filed Form 10-Q’s, 8-K’s and the most recently filed Form 10-K.

Management and the Board of Directors are committed to addressing the issues contained in the MOU.  Management has already prepared a comprehensive action plan which is responsive to the majority of the issues set forth in the MOU.

The principal elements of the MOU are as follows: the Corporation may not issue dividends nor incur debt not in the ordinary course of business without approval of the Reserve Bank, the Corporation may not repurchase it’s own stock without approval of the Reserve Bank, the Corporation must appoint a compliance committee and conduct an assessment of the external audit firm’s ability to audit an organization, such as the Corporation, which is subject to the Sarbanes Oxley Act and the Corporation is required to ensure that its wholly owned subsidiary The Fulton County National Bank & Trust Company, complies with the supervisory actions imposed by the Office of the Comptroller of the Currency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FULTON BANCSHARES CORPORATION.

Date: May 12, 2005	By:	/s/	David Cathell

		Title:	Chief Financial Officer